1308070876

S468545 - 1

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, AUGUST 23, 2013

1308070876

The State Corporation Commission has found the accompanying articles of entity conversion submitted on behalf of

DOMINION KINCAID, INC.

to comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ENTITY CONVERSION

be issued and admitted to record with the articles of entity conversion and articles of organization in the Office of the Clerk of the Commission, effective August 28, 2013.

When the certificate becomes effective, DOMINION KINCAID, INC. is deemed to be a limited liability company organized under the laws of this Commonwealth with the name

Kincaid Holdings, LLC

The limited liability company is granted the authority conferred on it by law in accordance with its articles of organization, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By [signature]

James C. Dimitri
Commissioner

CNVRLACT
CIS0368
13-08-22-1214